Exhibit 3.4

AMENDED AND RESTATED

BYLAWS

of

TREMOR MEDIA, INC.
a Delaware corporation ARTICLE I

ARTICLE I
STOCKHOLDERS

1.1                            Place of Meetings.  All meetings of stockholders shall be held at the principal office of the Corporation unless a different place (anywhere in the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

1.2                            Annual Meetings.  An annual meeting of the stockholders entitled to vote shall be held on the first (1st) day of June at 11:00 o'clock A.M. If it shall not have been held on the date fixed or by adjournment therefrom, a meeting in lieu of the annual meeting shall be held within six (6) months after the end of the fiscal year.

1.3                            Special Meetings.  Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board of Directors, the President, or by a majority of the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, on written application of one or more stockholders who are entitled to vote and who hold at least twenty-five percent (25%) interest of the capital stock entitled to vote, stating the date, time, place and purpose of the meeting.

1.4                            Notice of Meetings.  A written notice of every meeting of stockholders, stating the date, time, place and purpose for which the meeting is called shall be given by the Secretary or other person calling the meeting not less than ten nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by the Certificate of Incorporation or Bylaws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, by mailing it postage prepaid and addressed to him at his address as it appears on the books of the Corporation or by sending it by facsimile or electronic mail. No notice of any regular or special meeting of the stockholders need be given to any stockholder if a written waiver of notice executed before or after the meeting by the stockholder, or his attorney thereunto authorized, is filed with the records of the meeting.

1.5                            Adjournments.  Any meeting of the stockholders may be adjourned to any other time and to any other place in the United States by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as Secretary of such meeting if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business that could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

1.6                            Quorum of Stockholders.  At any meeting of the stockholders, more than fifty percent (50%) in interest of the capital stock issued and outstanding and entitled to vote shall constitute a quorum.

1.7                            Votes and Proxies.  Each stockholder shall have one (1) vote for each share of stock having voting power owned by him. Stockholders may vote in person or by proxy. No proxy that is dated more than six (6) months before the meeting named therein shall be accepted. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

1.8                            Action at Meeting.  When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two (2) or more classes of stock entitled to vote as separate classes then, in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted on by the stockholders, except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for any such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock.

1.9                            Action without Meeting.  Any action to be taken by the stockholders at a meeting may be taken without a meeting, without prior notice and without a vote, if a written consent(s), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholder meetings are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE II
BOARD OF DIRECTORS

2.1                            Powers.  The business of the Corporation shall be managed by a Board of Directors which may exercise all the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2                            Election.  A Board of Directors consisting of such number not less than three (3) as shall be fixed by the Directors and shall be elected by the stockholders at each annual meeting. A Director need not be a stockholder.

2.3                          Tenure.  The Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified, except as otherwise provided in these Bylaws. Any Director may resign by giving written notice of his resignation to the Corporation at its principal office or to the President, Secretary or Directors, and such resignation shall become effective upon receipt unless another time is specified therein.

2.4                            Removal.  A Director may be removed from office with or without cause at any meeting of the stockholders by vote of the stockholders holding more than fifty percent (50%) in interest of the capital stock issued and outstanding and entitled to vote in the election of such Directors.

2.5                            Meetings.  Regular meetings of the Directors may be held without notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors shall be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the Directors may be called by the Chairman of the Board of Directors, or the President or two (2) or more Directors.

2.6                            Notice of Meetings.  Notice of the date, time, place and purpose of every special meeting of the Directors shall be given to each Director by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person, by electronic mail or by telephone or by telegram sent to his business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice executed by him before or after the meeting is filed with the records of the meeting, or to any Director who attends the meeting without objecting to the lack of notice prior to the meeting or at the commencement thereof. A waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

2.7                            Quorum of Directors.  At any meeting of the Directors, a majority of the Directors at the time in office shall constitute a quorum, but a less number may adjourn any meeting from time to time without further notice. Unless otherwise provided by law or these Bylaws, business may be transacted by vote of a majority of those in attendance at any meeting at which a quorum is present.

2.8                            Vacancies and Newly Created Directorships.  Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

2.9                            Chairman of the Board of Directors.  The Board of Directors may elect a Chairman of the Board of Directors from among its members, who shall serve at the pleasure of the Board and shall preside at all meetings of the Directors and at all meetings of the stockholders.

2.10                    Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

2.11                    Action without Meeting.  Any action that may be taken by the Directors at a meeting may be taken without a meeting if all Directors entitled to vote thereon consent thereto by a writing filed with the records of the Directors' meetings. Such consent shall be treated for all purposes as a vote at a meeting of the Directors.

2.12                    Presumption of Assent.  A Director who is present at a meeting of the Directors at which any action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be recorded in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted at the meeting in favor of such action.

2.13                    Action by Telephone.  The Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE III
OFFICERS

3.1                          Enumeration.  The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries as the Directors may determine.

3.2                            Election.  The President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

3.3                            Qualification.  No officer need be a Director or a stockholder. Any two or more offices may be held by the same person. The Secretary shall be a resident of Delaware unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

3.4                            Tenure.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the President, Treasurer and Secretary shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them.  Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President, if any, or President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.5                            Vacancies.  Any vacancy in any office may be filled by the Directors at a meeting called for that purpose.  When any officer is, in the opinion of the Directors, unable to perform his duties, they may by vote appoint a temporary officer to act until further vote by them, with power to perform all or part of the duties of such officer.

3.6                            Removal.  The Directors may remove any officer with or without cause by a vote of a majority of the Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

3.7                            President and Vice President.

(a)                               The President.  Except as otherwise designated by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business, and the President shall otherwise have such duties as may from time to time be prescribed by the Board of Directors.

(b)                              The Vice President.  The Vice President, if any, or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

3.8                            Treasurer and Assistant Treasurer.  The Treasurer shall have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Directors may otherwise provide.  Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

3.9                            Secretary and Assistant Secretaries.  The Secretary shall keep a record of the meetings of the stockholders and of the Directors.  Unless a Transfer Agent is appointed, the Secretary shall keep or cause to be kept at the principal office of the Corporation or at his office, the stock and transfer records of the Corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.  Any Assistant Secretary shall have such powers as the Directors may from time to time designate.  In the absence of the Secretary from any meeting of stockholders, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

3.10                    Other Powers and Duties.  Each officer shall, subject to these Bylaws, have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

ARTICLE IV
CAPITAL STOCK

4.1                            Certificates of Stock.  Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may be prescribed from time to time by the Directors.  The certificate shall be signed by the President or Vice President and by the Secretary or Assistant Secretary, but when a certificate is countersigned by a transfer agent, or a registrar, other than a Director, officer or employee of the Corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate on written request and without charge.  Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate on written request and without charge.

4.2                            Transfer on Books.  All shares of stock shall be transferable on the books of the Corporation except when closed as provided by the Bylaws, upon surrender of the certificate therefor duly endorsed, or accompanied by a separate document containing an assignment of the certificate or a power of attorney to sell, assign, or transfer the same, or the shares represented thereby, with all such endorsements or signatures guaranteed if required by the Corporation. The Corporation shall be entitled to recognize as exclusive the rights of a person registered on its books as the owner of legal title to shares, to the full extent permitted by law. The stock-transfer and other books of the Corporation may be closed by order of the Directors for sixty (60) days or any lesser period previous to any meeting of stockholders or any day appointed for the payment of a dividend or for any other purpose.

4.3                            Lost Certificates.  In case any certificate of stock of the Corporation shall be lost or destroyed, a new certificate may be issued in lieu thereof on reasonable evidence of such loss or destruction, and upon such indemnity being given within the limits permitted by law as the Directors may require for the protection of the Corporation or any transfer agent or registrar.

4.4                            Issue of Stock.  Unless otherwise voted by the Incorporator or stockholders, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any capital stock of the Corporation held in its treasury may be issued or disposed of by vote of the Directors in such manner, for such consideration, and on such terms as the Directors may determine.

4.5                            No Fractional Shares.  The Corporation shall issue no fractional shares to any stockholder and upon any action which would require such issuance but for this provision, the Corporation shall, in lieu of such issuance, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

ARTICLE V
MISCELLANEOUS PROVISIONS

5.1         Fiscal Year.  The fiscal year of the Corporation shall end on the last day in December each year.

5.2         Seal.  The seal of the Corporation shall bear its name and the year of its incorporation or such other device or inscription as the Directors may determine.

5.3         Execution of Instruments.  All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by the Chairman, President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

5.4         Voting of Securities.  Except as the Directors may otherwise designate, the Chairman, the President- or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for the Corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by the Corporation.

5.5         Certificate of Incorporation.  All references in these Bylaws to the Certificate of Incorporation shall be deemed to be to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

5.6         Depository Authority.  Any Chairman, President, Vice President or Treasurer, together with the Secretary or any Assistant Secretary, shall designate the banks and the name, whether it be the Corporate name or the name of one of them or the name of other persons connected with the Corporation or tradenames, in which such accounts shall be opened and kept and shall designate the persons who shall have authority on behalf of the Corporation to sign checks against such funds, to the extent of such funds in said accounts only, and the persons who shall have authority to endorse and make payable to the order of said banks, checks, drafts and other negotiable instruments, for deposit in said banks, and to deposit such checks, drafts and other negotiable instruments in said accounts.

ARTICLE VI
AMENDMENTS

Subject to the terms of the Certificate of Incorporation, the Bylaws of the Company may be amended pursuant to this Article VI. These Bylaws may be amended or repealed at any annual or special meeting by vote of the stockholders holding a majority of the shares having voting power, provided that the nature or substance of the proposed amendment shall be stated in the notice of the meeting. These Bylaws may also be amended without the approval or ratification of the stockholders by a majority of the Board of Directors then in office; provided, however, that the Board of Directors must provide notice to the stockholders of any such amendment no later than sixty (60) days prior to the next annual meeting of stockholders.